UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 1, 2011

Aceto Corporation

 (Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, NY 11050

 (Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:  (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 1, 2011, the Board of Directors (the “Board”) of Aceto Corporation (the “Company”), repealed the Company’s existing bylaws and approved new bylaws.  The new bylaws added advance notice requirements for stockholders to propose director nominations or other business to be brought before an annual or special meeting of stockholders. These requirements, which will be effective on and after January 1, 2012, include, among other things:

•           advance notice to make a nomination or bring business before an annual meeting must be submitted not later than the ninetieth (90th) calendar day, nor earlier than the one hundred twentieth (120th) calendar day in advance of the date of the annual meeting (provided that the annual meeting is not advanced more than 30 days or delayed more than 60 days, in which case different deadlines will apply as set forth in Article I, Section 10 of the bylaws);

•           a stockholder proponent must provide specified information about itself, its affiliates and associates, including the class and number of shares of stock owned, a description of any derivative instruments or similar agreements entered into with respect to such shares, any material interest the proponent has in the proposed business and a representation as to whether the proponent intends to deliver a proxy statement or form of proxy in support of the proposal or nomination; and

•           additional information about a proposed director nominee must be provided, including information about such nominee that would be required to be disclosed in a proxy statement, information about such nominees’ share ownership and an undertaking by the nominee to complete the Company’s director and officer questionnaire and to serve if elected.

The foregoing requirements of the bylaws are intended as separate and distinct from the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, governing the criteria for inclusion of a stockholder’s proposal or nominee in the Company’s proxy material.  The requirements of the bylaws shall apply to any nomination or other business to be proposed by a stockholder whether or not the stockholder also seeks to avail himself or herself of Rule 14a-8.

Other features of the new bylaws that represent changes from the old bylaws include, among other things, (i) procedures for calling special meetings of stockholders and the Board have been updated and allow for electronic transmission of notice of meetings; (ii) annual meeting dates are to be specified by the Board, (iii) the standing committees of the Board are described; (iv) the position of the Lead Independent Director is described; (v) certain officers are expressly permitted to either attend, act and vote or execute a proxy for a meeting of security holders of corporations in which the Corporation holds securities; and (vi) the indemnification provisions covering directors, officers and employees of the Company are revised to include mandatory advancement of expenses to directors and officers and permissive indemnification of employees and agents.

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The foregoing is a summary of the material changes introduced by the new bylaws.  Investors should review the full text of those bylaws, which are attached hereto as Exhibit 3.1 and incorporated herein by reference, for more information.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.                      Description

3.1	Aceto Corporation By-Laws, adopted December 1, 2011

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: December 5, 2011	By:	/s/ Albert L. Eilender
Albert L. Eilender
Chairman of the Board and
Chief Executive Officer

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